FILED
     JUL 9 1984 10 AM

SECRSTART OF STATE

                    CERTIFICATE OF INCORPORATION.
                     OF FRASER REALTY GROUP, INC.


FIRST:     The name of the Corporation is Fraser Realty Group, Inc.

SECOND: The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:     The  purpose  of  the  Corporation  is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: Section 1. The total number of shares of all classes of stock which the corporation shall have authority to issue is 2,100,000 of which 2,000,000 shares will be Common stock without par value and 100,000 shall be Serial Preferred Stock without par value.

Section 2. The holders of the Common Stock are entitled at all times to one vote for each share and to such dividends as the Board of Directors may in their discretion from time to time legally declare, subject, however, to the voting and dividend rights, if any, of the holders of the Serial Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation after the payment of all debts and necessary expenses, subject, however, to the rights of the holders of the Serial Preferred Stock then outstanding, shall be distributed among the holders of the Common Stock pro rata in accordance with their respective holdings- The Common Stock is subject to all of the terms and provisions of the Serial Preferred Stock as fixed by the Board of Directors as hereinafter provided.

Section 3. The Serial Preferred Stock shall be issued from time to time in one or more series With such distinctive serial designations and (a) may have such voting powers, full or 11mited, or may be without voting be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions, and at such times and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other crass or classes or o any other series of the same or any other class Or classes of stock of the corporation at such price or prices or at such rates of exchange, and with such adjustments: and (f) shall have such other relative, participating, optional or special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing, for the issuance of such Serial Preferred stock from time to time adopted by the Board of Directors pursuant to authority to do so which is hereby vested in the Board.


     The name and mailing address of the incorporator is as follows:

James H- Boevrtha
1800 Huntington Building
Cleveland, Ohio 44115

SIXTH:     The Corporation is to have perpetual existence.

SEVENTH: In furtherance and not in limitation of the powers confer-red by statute, the Board of Directors is expressly authorized to make, alter or repeal, the by-laws of the Corporation.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 5th day of July, 1984.
                          ----

/s/ James H. Bodurtha
---------------------------
James H. Bodurtha


STATE OF OHIO     )
COUNTY OF CUYAHOGA )
BE IT REMEMBERED that on this 5 th day of July, A.D., 1984, personally came before me, a Notary Public for the State of Ohio, James H. Bodurtha party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be his act and deed and that the facts stated therein are true.

GIVEN under my hand and seal of office the day and year aforesaid.
 Notary Public
NANCY B. HOCEVAR
 My commission expires on July 22, 1984

             JUN-11-2001 11:52     72ANDERSON BOLDS     216 360 0425     P.02i02

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF ACCELERATED LEARNING
                                 LANGUAGES, INC.

     ACCELERATED LEARNING LANGUAGES, INC., a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST:     That the Board of Directors of said corporation. at a meeting duly convened and held, adopted the following resolution.

     RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

FIRST:
The name of this corporation shall be.
ARTICLE ONE SHOULD READ AS FOLLOWS:
THE NAME OF THE CORPORATION SHALL BE:
INTEGRATED ENTERPRISES, INC.

     SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 22$ of the General Corporation Law of the State of Delaware

     THIRD:     That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 22$ of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Roger A. Kimmel, Jr., President, this 1 It' day of June, 2001.

/s/ Roger A. Kimmel, Jr.
---------------------------
Authorized Officer

---~,     STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED
11:50 AM 06/11/2001 010281385 - 2039409

                                                                      TOTAL P.02
   STATE OF DELAWARE SECRETARY, OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM
                         10/12/2000 001517186 - 2039409

          CERTIIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF
                      VAST TECHNOLOGIES HOLDING CORPORATION

VAST TECHNOLOGIES HOLDING CORPORATION, a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:     That the Board of Directors of said corporation, consistent with the
General Corporation Law of the State of Delaware, adopted the following resolution:

RESOLVED that the Board of Directors hereby declares it. advisable and in the best interest of the Company that Section I of Article FOURTH of the Certificate of Incorporation be amended to read as follows:

FIRST:
The authorized Serial Preferred Stock shall be Five Million shares:
Section I of Article FOURTH should read as follows:
"The total number of shares of all classes of stock which the corporation shall have authority to issue is FIFTY-FIVE MILLION (55,000,000) shares of which FIFTY MILLION (50,000,000 shares shall be Common Stock, with a par value of $0.0001 Per share, and FIVE MILLION (5,000,000) shares shall be Serial Preferred Stuck, With a par valve of $0.0001 per share."

SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of the General Corporation Law of the State of Delaware and the Certificate Of Incorporation of Vast Technologies Holding Corporation. IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Michael A. Drew, President, this 2 day of October, 2000.


/s/ Michael A. Drew
-------------------------------
Authorized Officer

FROM     :     R. A. K I MMEL
FAX NO. : 3305621669     Nov. 07 2000 11:46AM P2



                             CERITICATE OF AMENDMENT
                                       OF
                           CERTIFICATE OF INCORPORATION
                                        OF
                      VAST TECHNOLOGIES HOLDING CORPORATION


VAST TBCHNOLOOMS HOLDING CORPORATION, a Corporation organized and existing under and by virtue of the General Corporation Law of t State Delaware, DOER HEREBY CERTIFY:

FIRST     That the Board of Directors of said corporation, at a meeting du1y convened and held, adopted the following resolution:

RESOLVED that the Board of Directors herby declares it advisable wd in the best interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

FIRST:     The name of this corporation shall be:

ARTICLE ONE SHOULD READ AS FOLLOWS:

THE NAME  OF THE CORPORATION SHALL BE
ACCELERATED LEARNING LANGUAGES, INC.

SECOND. That the said amendment has been consented to and authorized d by the holders of a majority of the issued and outstanding stock entitled to vote by. written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD.     That  the  aforesaid  amendment was duly adapted in accordance   with
the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Michael A. Drew, President, this 7th day of November, 2000.


/s/ Michael A. Drew
--------------------------------
Authorized Officer

   STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 08:30 AM
                         11/08/2000 001565585 - 2039409



                             CERITICATE OF AMENDMENT
                                       OF
                           CERTIFICATE OF INCORPORATION
                                        OF
                              MOTORSPORTS USA, INC.

MOTORSPORTS USA, INC., a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST.     That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

FIRST: The name of this corporation shall be:
ARTICLE ONE SHOULD READ AS FOLLOWS:

THE NAME OF THE CORPORATION SHALL BE
VAST TECHNOLOGIES HOLDING CORPORATION.

SECOND. That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD.     That  the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Michael A. Drew, President, this 3rd day of May, 2000.


/s/ Michael A. Drew
------------------------------
Authorized Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/29/1999 991460053 - 2039409


                   CERTIFICATE OF AMENDMENT OF CERTIFICATE OF
                   INCORPORATION OF FRASER REALTY GROUP, INC.

FRASER REALTY GROUP, INC., a corporation organized and existing under and by virtue of the General corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

FIRST     That the Board of directors of said corporation, at a meeting duly convened and hold, adopted the following resolution

RESOLVED that Board of directors hereby declares it advisable and in the beet interest of the Company that Article FIRST of the certificate of Incorporation be amended to read as follows:

FIRST:     The name of this corporation shall be
ARTICLE ONE SHOULD READ AS FOLLOWS-
THE NAME OF THE CORPORATION SHALL BE MOTORSPORTS USA, INC.

SECOND. That the sold amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

THIRD.     That  the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the general Corporation Law of the State of Delaware.

FOURTH. The total number of shares of stock which this corporation is authorized to issue is:
50 million shares with a par value of .001

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed
by, Grant Gee     ,18th  day of October     A.D. "1999




/s/ Grant Gee
------------------------------
Authorized Officer


                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF Corporations
                                                       FILED 09:00 AM 10/27/1999
                                                             991454387 - 2039409

                              CERTIFICATE of MERGER
                                        OF
                              MOTORSPORTS USA, INC,
                                      INTO
                             FRASER REALTY GROUP, INC.

The undersigned corporation DOES HEREBY CERTIFY:
FIRST- That the names and states of incorporation of each of the constituent corporations of the merger is as follows.
NAME     STATE of INCORPORATION
Fraser Realty Group, Inc.     Delaware
Motorsports USA, Inc.     Delaware

SECOND-. That as agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 2Sl of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation of the merger is FRASER Realty Group, Inc., a Delaware corporation,

FOURTH: That the certificate of incorporation of Fraser Realty Group, Inc., a Delaware corporation, shall be the certificate of incorporation of the surviving corporation.

FIFTH: That the executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of said principal place is 106 East South Main Street, Waxhaw, North Carolina 28173.

SIXTH. That a copy of the agreement of merger will be furnished on request and without cost to any stockholder of any constituent corporation.
FRASER REALTY GROUP, INC


/s/ Grant Gee
------------------------------
Name: Grant Gee
Authorized Officer

AU3-71-1998
STATE OF DELAWARE SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:01 AM 08/04/1998
981335215- 2039409

                   STATE OF DELAWARE CERTIFICATE OF CORRECTION
              FILED TO CORRECT A CERTAIN ERROR IN THE CERTIFICATE OF
                    INCORPORATION OF FRASER REALTY GROUP, INC.

                FILED IN THE OFFICE OF THE SECRETARY OF STATE OF
                            DELAWARE ON JULY 9, 1984,

  FRASER REALTY GROUP, 1NC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
1. The name of the corporation is FRASER REALTY GROUP, INC.
2. That a Certificate of incorporation was filed by the Secretary of State of Delaware on July 9. 1984., and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.
3.     The inaccuracy or defect of said Certificate to be corrected is as
Follows: No par value stock was mistakenly authorized.
4. Article Fourth: Section 1. of the Certificate is corrected to read as follows:
"The total number of shares of all classes of stock which the corporation shall have authority to issue is TWO MILLION ONE HUNDRED THOUSAND (2,100,000), of which TWO MILLION (2,000,000) shares shall be Common Stock with a par value of $0.0001 per share, and ONE HUNDRED THIOUSAND (100,000) shares shall be convertible Serial Preferred Stock with a par value of $0.0001 per share."

IN WITNESS WHEREOF, said FRASER REALTY GROUP, INC. has caused this Certificate to be signed by Roger A. Kimmel, Jr., an authorized officer this day of May, 1997,


/s/ Roger A. Kimmel, Jr.
------------------------------------
Authorized Officer


Name: Roger A. Kimmel, Jr.
--------------------------------
President & Director

                                STATE OF DELAWARE
      SECRETARY Of,-STATE-DIVISION OF CORPORATIONS ~FILED 09:00 AM 08/04/1998
                               981306753 -,2039409

                                STATE OF DELAWARE
                 CERTIFICATE FOR RENEWAL AND REVIVAL OF CHARTER


     Fraser  Realty  Group  Inc.,  a  corporation  organized  under  the laws of
     ----------------------------
Delaware, the charter which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

I . The name oft is corporation is Fraser Realty Goup, Inc. (Delaware ID # 2039409)

2. Its registered office in the State of Delaware is located at ;25 Greystone Manor street, City of Lewes

Zip Code 199589776 County of Sussex the name and address of its registered agent Is Harvard Business Services, Inc. 25 Greystone Manor, Lewes, DE 19958-9776.

3. The date of filing of the original certificate of Incorporation in Delaware was July 9th, 1984
        ------

4.The date when restoration, renewal, and revival of the charter of this company is to commence is the 28day of February, 1987same being prior to the date of the
                      --       --------------
expiration of the charter. This renewal and revival of the charter of this corporation is to tie perpetual.

5.This corporation was duly organized and carried on the business authorized by its charter until the 1stday of March,  A.D. l987
                         ---
at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State Delaware, as the renewal, extension and restoration of charters; of Delaware, as amended, providing for Roger A. Kimmel, Jr. the last and acting authorized officer hereunto set his/her hand to this certificate this 27th day of July, 1998.

By: /s/ Roger A. Kimmel, Jr.
----------------------------------
Authorized Officer

Name: Roger A. Kimmel
------------------------------
Print or Type


Print or Type.
Corporate File No. 2039409